Exhibit 10.13

THIS PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Principal Amount: $1,087,031	Issuance Date: March 15, 2019

KBL Merger Corp. IV, a Delaware corporation (“Maker”), promises to pay to the order of KBL IV Sponsor LLC or its successors or assigns (“Payee”), the principal sum of One Million Eighty-Seven Thousand Thirty-One Dollars ($1,087,031) in lawful money of the United States of America, on the terms and conditions described below.

1. Repayment. The principal balance of this Note shall be due and payable on the earlier of (i) the consummation of Maker’s initial business combination (the “Business Combination”) (as described in the prospectus contained in Maker’s registration statement on Form S-1 filed with the Securities and. Exchange Commission in connection with Maker’s initial public offering (the “IPO”)) or (ii) the liquidation of Maker. Payee understands that if a Business Combination is not consummated, this Note will not be repaid except to the extent that Maker has funds available to it outside of its Trust Account (as defined below) established in connection with its IPO. The principal balance may be prepaid at any time, at the election of Maker. All payments on this Note (except to the extent that the principal is converted pursuant to Section 15 below) shall be made by check or wire transfer of immediately available funds or as otherwise agreed by Payee to such account as Payee may from time to time designate by written notice in accordance with the provisions of this Note.

2. Interest. This Note shall be non-interest bearing.

3. Application of Payments. All payments received by Payee pursuant to this Note shall be applied first to the payment in full of any costs incurred in the collection of any sum due under this Note, including without limitation reasonable attorneys’ fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

4. Events of Default. The following shall constitute an event of default (“Event of Default”):

(a) Failure to Make Required Payments. Failure by Maker to pay the principal amount due pursuant to this Note within five (5) business days following the date when due.

(b) Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law (“Bankruptcy Laws”), or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable Bankruptcy Laws, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

5. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 4(a) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note and all other amounts payable hereunder shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Sections 4(b) and 4(c) hereof, the unpaid principal balance of this Note and all other amounts payable hereunder shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

6. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to this Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real or personal property that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

7. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

8. Notices. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery, (iv) sent by facsimile or (v) sent by e-mail, to the following addresses or to such other address as either party may designate by notice in accordance with this Section:

If to Maker, to:	with a copy (which will not constitute notice) to:

KBL Merger Corp. IV	Ellenoff Grossman & Schole LLP
150 West 56th Street, Suite 5901	1345 Avenue of the Americas, 11th Floor
New York, NY 10019	New York, New York 10105
Attn: Marlene Krauss M.D., CEO	Attn:	Stuart Neuhauser, Esq.
Email: mkrauss@kblvc.com		Matthew A. Gray, Esq.
Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
	Email:	sneuhauser@egsllp.com
mgray@egsllp.com

If to Payee, to:	with a copy (which will not constitute notice) to:

KBL Sponsor IV LLC	Ellenoff Grossman & Schole LLP
150 West 56th Street, Suite 5901	1345 Avenue of the Americas, 11th Floor
New York, NY 10019	New York, New York 10105
Attn: Marlene Krauss M.D., Managing Member	Attn:	Stuart Neuhauser, Esq.
Email: mkrauss@kblvc.com		Matthew A. Gray, Esq.
Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
	Email:	sneuhauser@egsllp.com
mgray@egsllp.com

Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date shown on a facsimile transmission confirmation, (iii) the date on which an e-mail transmission was received by the receiving party’s on-line access provider (iv) the date reflected on a signed delivery receipt, or (vi) two (2) business days following tender of delivery or dispatch by express mail or delivery service.

9. Governing Law; Venue, Jury Trial Waiver. This Note shall be construed and enforced in accordance with the laws of the State of New York, without regard to the conflict of laws provisions thereof. Any legal suit, action or proceeding arising out of or relating to this Note shall be instituted exclusively in the state or federal courts of the State of New York (and any appellate courts thereof). EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS NOTE OR ANY OBLIGATIONS HEREUNDER.

10. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11. Trust Waiver. Notwithstanding anything herein to the contrary, Payee hereby waives any and all right, title, interest or claim of any kind (a “Claim”) in or to any distribution of or from the trust account (the “Trust Account”) established by Maker in which the proceeds of the IPO (including without limitation overallotment securities sold by Maker’s underwriter) and the proceeds of the sale of the units issued in the private placement that occurred in connection with the IPO, as described in greater detail in the registration statement and prospectus filed in connection with the IPO, were deposited, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account or distributions therefrom to Maker’s public stockholders for any reason whatsoever; provided, however, that, subject to Section 15 below, upon the consummation of the Business Combination, Maker shall repay the principal balance of this Note out of the proceeds released to Maker from the Trust Account.

12. Entire Agreement; Amendment; Waiver. This Note constitutes the entire agreement between the parties with respect to the subject matter hereof and referenced herein, and supersedes and terminates any prior agreements between the parties (written or oral) with respect to the subject matter hereof. Any amendment or modification to, or waiver of any provision of, this Note may be made with, and only with, the written consent of Maker and Payee.

13. Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void; provided, however, that the foregoing shall not apply to an affiliate of Payee who agrees to be bound to the terms of this Note.

14. Miscellaneous. Each right, power and remedy of Payee provided for in this Note or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. This Note may be executed in multiple counterparts, including without limitation by facsimile, pdf or other electronic document transmission, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. When a reference is made in this Note to a Section, such reference shall be to a Section of or to this Note unless otherwise indicated. Unless the context requires otherwise, the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words in this Note refer to this entire Note. Unless the context requires otherwise, words in this Note using the singular or plural number also include the plural or singular number, respectively, and the use of any gender herein shall be deemed to include the other genders. References in this Note to “dollars”, “Dollars” or “$” are to U.S. dollars. This Note was prepared jointly by the parties and no rule that it be construed against the drafter will have any application in its construction or interpretation. For purposes of this Note, the term “business day” shall mean any day that is not a Saturday, Sunday or any other day on which banks are required or authorized by law to be closed in New York, New York.

15. Conversion.

(a) Notwithstanding anything contained in this Note to the contrary, at Payee’s sole option, at any time prior to payment in full of the principal balance of this Note, Payee may elect to convert all or any portion of the unpaid principal balance of this Note (subject to the last sentence hereof) into that number of units, each unit consisting of one share of common stock of Maker, one right to receive one-tenth (1/10th) of one share of common stock of Maker upon the consummation of a Business Combination, and one warrant exercisable for one-half (1/2) of a share of common stock of Maker (the “Conversion Units”) equal to: (x) the portion of the principal amount of this Note being converted pursuant to this Section 15, divided by (y) $10.00, rounded up to the nearest whole number of units. The Conversion Units shall be identical to the units issued by Maker to Payee in the private placement that was consummated in connection with the IPO. The Conversion Units and their underlying securities, and any other equity security of Maker issued or issuable with respect to the foregoing by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, amalgamation, consolidation or reorganization, shall be entitled to the registration rights set forth in Section 16 hereof. Notwithstanding the foregoing, the maximum amount of principal that the Payee may convert into Conversion Units under this Section 15 may not exceed One Million U.S. Dollars ($1,000,000) in the aggregate, and any additional principal balance in excess of the amounts converted into Conversion Units shall be paid in accordance with Section 1.

(b) Upon any complete or partial conversion of the principal amount of this Note, (i) such principal amount shall be so converted and such converted portion of this Note shall become fully paid and satisfied, (ii) Payee shall surrender and deliver this Note, duly endorsed, to Maker or such other address which Maker shall designate against delivery of the Conversion Units, (iii) Maker shall promptly deliver a new duly executed Note to Payee in the principal amount that remains outstanding, if any, after any such conversion and (iv) in exchange for all or any portion of the surrendered Note, Maker shall, at the direction of Payee, deliver to Payee (or its members or their respective affiliates as designated by Payee) (Payee or such other persons, the “Holders”) the Conversion Units, which shall bear such legends as are required, in the opinion of counsel to Maker or by any other agreement between Maker and Payee and applicable state and federal securities laws.

(c) The Holders shall pay any and all issue and other taxes that may be payable with respect to any issue or delivery of the Conversion Units upon conversion of this Note pursuant hereto; provided, however, that the Holders shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holders in connection with any such conversion.

(d) The Conversion Units shall not be issued upon conversion of this Note unless such issuance and such conversion comply with all applicable provisions of law.

16. Registration Rights. Reference is made to that certain Registration Rights Agreement between Maker and the parties thereto, dated as of June 1, 2017 (the “Registration Rights Agreement”). All capitalized terms used in this Section 16 shall have the same meanings ascribed to them in the Registration Rights Agreement. The Holders shall have the rights and obligations with respect to the Conversion Units and their underlying securities as the “Holders” under the Registration Rights Agreement with respect to the Private Placement Shares, Private Placement Rights and Private Placement Warrants, except that they separately shall be entitled to one separate Demand Registration with respect to the Conversion Units and their underlying securities, which shall be subject to the same provisions as set forth in Section 2.1 of the Registration Rights Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

KBL MERGER CORP. IV

By:	/s/ Marlene Krauss, M.D.
Name:	Marlene Krauss, M.D.
Title:	Chief Executive Officer

Acknowledged and agreed, effective as of the date first set forth above:

KBL SPONSOR IV LLC

By:	/s/ Marlene Krauss, M.D.
Name:	Marlene Krauss, M.D.
Title:	Managing Member